Exhibit 99.1

FOR IMMEDIATE RELEASE

COMPANY CONTACT:	PRESS CONTACT:
Cheryl Perry	Guy Lawrence
W. P. Carey & Co. LLC	Ross & Lawrence
212-492-8995	212-308-3333
cperry@wpcarey.com	gblawrence@rosslawpr.com
W. P. Carey Announces Second Quarter Financial Results
New York, NY — August 9, 2011 — Investment firm W. P. Carey & Co. LLC (NYSE: WPC) today reported financial results for the second quarter ended June 30, 2011.
QUARTERLY RESULTS
•	Funds from operations—as adjusted (AFFO) for the second quarter of 2011 increased compared to the second quarter of 2010, to $72.8 million or $1.81 per diluted share from $38.9 million or $0.98 per diluted share, respectively.
•	Cash flow from operating activities for the six months ended June 30, 2011 increased to $46.0 million compared to $36.3 million for the prior year period, while adjusted cash flow from operating activities increased to $55.9 million in the current year period compared to $48.2 million in the same period last year.
•	Total revenues net of reimbursed expenses for the second quarter of 2011 increased to $101.3 million from $55.2 million for the second quarter of 2010. Total revenues net of reimbursed expenses for the six months ended June 30, 2011 increased to $161.2 million from $102.8 million for the prior year period. Reimbursed expenses are excluded from total revenues because they have no impact on net income.
•	Net Income for the second quarter of 2011 was $79.1 million, compared to $23.4 million for the same period in 2010. For the six months ended June 30, 2011, net income was $102.5 million, compared to $37.8 million for the comparable period in 2010.
•	We received approximately $5.2 million in cash distributions from our equity ownership in the CPA® REITs for the quarter ended June 30, 2011. Additionally, in connection with the merger of CPA®:14 with and into a subsidiary of CPA®:16 — Global, we received $11.1 million from CPA®:14 as part of a special $1.00 per share cash distribution paid by CPA®:14 to all of its shareholders immediately prior to the merger.
•	Further information concerning AFFO and adjusted cash flow from operating activities—non-GAAP supplemental performance metrics—is presented in the accompanying tables.
CPA®:17 — GLOBAL ACTIVITY
•	On April 7, 2011, CPA®:17 — Global’s follow-on offering was declared effective by the SEC, and its initial public offering was terminated. We have raised more than $1.7 billion on behalf of CPA®:17 — Global since beginning fundraising in December 2007. The follow-on offering is for up to an additional $1 billion of CPA®:17 — Global’s common stock. From the beginning of the follow-on offering to date, we have raised $197.7 million.
•	Investment volume for our CPA® REITs in the second quarter of 2011—the majority of which was on behalf of CPA®:17 — Global—was approximately $249 million.
•	Second quarter transactions included an $86 million acquisition of a 24 property portfolio of self storage facilities from A-American Self Storage, a $51 million acquisition of four industrial facilities leased to Flanders Corporation, and a $3 million acquisition of a self-storage asset in Fort Worth, Texas.
•	In the third quarter of 2011, CPA®:17 — Global agreed to provide $14.5 million of build-to-suit financing for an operations center and office facility in Martinsville, Virginia, which when completed will be leased to ICF International. CPA®:17 — Global also completed a $7 million acquisition of a land site in downtown Chicago, which will be leased to CRO-San Luis Development, LLC. The 14,000 square foot land site in the River North neighborhood will be the home of a Cantina Laredo restaurant, due to be completed and open in August.

CAREY WATERMARK INVESTORS ACTIVITY
•	To date, CWI has raised approximately $33 million in its initial public offering and closed its first transaction on May 5, 2011. The transaction is an $88 million joint venture with Ensemble Hotel Partners, LLC for two hotel properties located on the waterfront in Long Beach, California. The properties — the Hotel Maya, a Doubletree by Hilton; and the Residence Inn by Marriott — are the only waterfront hotels in the Long Beach market. CWI’s investment is approximately $43.6 million, of which $20.5 million is equity.
MERGER OF CPA®:14 and CPA®:16 — GLOBAL
•	The merger of CPA®:14 with and into a subsidiary of CPA®:16 — Global closed on May 2, 2011. The transaction represents the thirteenth successful liquidation of a W. P. Carey fund since 1998 and provided CPA®:14 investors with an average annual return at liquidation of 8.96%.
•	This merger provides CPA®:16 — Global investors with a more diversified portfolio and an opportunity for increased cash flow.
•	Upon consummation of the CPA®:14/16 Merger, we earned revenues of $31.2 million in connection with the termination of the advisory agreement with CPA®:14, which we received in the form of restricted shares of CPA®:16 — Global common stock, and $21.3 million of subordinated disposition revenues.
ASSET MANAGEMENT ACTIVITY
•	As of June 30, 2011, the occupancy rate of our 14 million square foot owned portfolio was approximately 91%. In addition, for the 104 million square feet owned by the CPA® REITs, the occupancy rate was approximately 98%.
ASSETS UNDER OWNERSHIP AND MANAGEMENT
•	W. P. Carey is the advisor to the CPA® REITs and CWI, which had total assets of $9.2 billion as of June 30, 2011.
•	The W. P. Carey Group’s assets under ownership and management total approximately $11.5 billion as of June 30, 2011—a 45% increase over the past five years.
DISTRIBUTIONS
•	The Board of Directors raised the quarterly cash distribution to $0.55 per share for the second quarter of 2011, equating to an annual rate of $2.20 per share. The distribution—our 41st consecutive quarterly increase—represents the largest quarterly increase to date and was paid on July 15, 2011 to shareholders of record as of June 30, 2011.
Trevor Bond, President and Chief Executive Officer, noted, “Our strong second quarter results continue to demonstrate the strengths of our fundraising, acquisitions and asset management teams. Our financial performance follows on our solid first quarter results. The increase in the company’s cash distribution — our largest quarterly increase to date — is a testament to the strong cash flow that our business generates. The level of investment volume in the quarter highlights our continued ability to source attractive long term, income-generating investments on behalf of CPA®:17 — Global in an increasingly competitive investment environment. The closing of our first hotel investment on behalf of CWI launched our strategy of applying our established investment process on an opportunistic basis to capitalize on attractive investment opportunities in the hospitality sector.
“These accomplishments exemplify W. P. Carey’s continuing commitment to growing our asset base and generating consistent cash flow to meet the needs and objectives of our investors.”

CONFERENCE CALL & WEBCAST
Please call at least 10 minutes prior to call to register.
Time: Tuesday, August 9, 2011 at 11:00 AM (ET)
Call-in Number: 800-860-2442
(International) +1-412-858-4600
Webcast: www.wpcarey.com/earnings
Podcast: www.wpcarey.com/podcast
Available after 2:00 PM (ET)
Replay Number: 877-344-7529
(International) +1-412-317-0088
Replay Passcode: 452064
Replay Available until August 24, 2011 at 9:00 AM (ET).
W. P. Carey & Co. LLC
W. P. Carey & Co. LLC (NYSE: WPC) is an investment management company that provides long term sale leaseback and build to suit financing for companies worldwide and manages a global investment portfolio of approximately $11.5 billion. Publicly traded on the New York Stock Exchange (WPC), W. P. Carey and its CPA® series of income-generating, non-traded REITs help companies and private equity firms unlock capital tied up in real estate assets. The W. P. Carey Group’s investments are highly diversified, comprising contractual agreements with approximately 275 long term corporate obligors spanning 28 industries and 17 countries. http://www.wpcarey.com
Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.
This press release contains forward-looking statements within the meaning of the Federal securities laws. A number of factors could cause the Company’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for office and industrial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. For further information on factors that could impact the Company, reference is made to the Company’s filings with the Securities and Exchange Commission.

W. P. CAREY & CO. LLC
Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues
Asset management revenue	$16,619	$19,080	$36,439	$37,900
Structuring revenue	5,735	13,102	21,680	19,936
Incentive, termination and subordinated disposition revenue	52,515	—	52,515	—
Wholesaling revenue	2,922	2,741	6,202	5,283
Reimbursed costs from affiliates	17,059	14,838	34,778	29,440
Lease revenues	17,839	15,444	33,299	31,135
Other real estate income	5,709	4,796	11,017	8,572

	118,398	70,001	195,930	132,266

Operating Expenses
General and administrative	(24,585)	(18,647)	(45,908)	(36,694)
Reimbursable costs	(17,059)	(14,838)	(34,778)	(29,440)
Depreciation and amortization	(7,305)	(5,743)	(12,742)	(11,828)
Property expenses	(3,066)	(2,310)	(6,204)	(4,494)
Other real estate expenses	(2,942)	(1,773)	(5,499)	(3,588)
Impairment charges	(41)	—	(41)	—

	(54,998)	(43,311)	(105,172)	(86,044)

Other Income and Expenses
Other interest income	560	336	1,235	609
Income from equity investments in real estate and the REITs	12,465	7,638	18,681	16,780
Gain on change in control of interests	27,859	—	27,859	—
Other income and (expenses)	4,758	47	5,239	(610)
Interest expense	(5,396)	(3,765)	(9,836)	(7,476)

	40,246	4,256	43,178	9,303

Income from continuing operations before income taxes	103,646	30,946	133,936	55,525
Provision for income taxes	(24,760)	(6,751)	(32,334)	(10,863)

Income from continuing operations	78,886	24,195	101,602	44,662

Discontinued Operations
(Loss) income from operations of discontinued properties	(36)	455	83	1,038
(Loss) gain on sale of real estate	(121)	56	660	460
Impairment charges	—	(985)	—	(8,137)

(Loss) income from discontinued operations	(157)	(474)	743	(6,639)

Net Income	78,729	23,721	102,345	38,023
Add: Net loss attributable to noncontrolling interests	384	128	714	414
Less: Net income attributable to redeemable noncontrolling interests	(1)	(417)	(604)	(592)

Net Income Attributable to W. P. Carey Members	$79,112	$23,432	$102,455	$37,845

Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$1.96	$0.60	$2.52	$1.11
(Loss) income from discontinued operations attributable to W. P. Carey members	—	(0.01)	0.02	(0.16)

Net income attributable to W. P. Carey members	$1.96	$0.59	$2.54	$0.95

Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$1.94	$0.60	$2.50	$1.11
(Loss) income from discontinued operations attributable to W. P. Carey members	—	(0.01)	0.02	(0.16)

Net income attributable to W. P. Carey members	$1.94	$0.59	$2.52	$0.95

Weighted Average Shares Outstanding
Basic	39,782,796	39,081,064	39,760,676	39,116,126

Diluted	40,243,548	39,510,231	40,192,418	39,567,583

Amounts Attributable to W. P. Carey Members
Income from continuing operations, net of tax	$79,269	$23,906	$101,712	$44,484
(Loss) income from discontinued operations, net of tax	(157)	(474)	743	(6,639)

Net income	$79,112	$23,432	$102,455	$37,845

Distributions Declared Per Share	$0.550	$0.506	$1.062	$1.010

W. P. CAREY & CO. LLC

Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2011	2010
Cash Flows — Operating Activities
Net income	$102,345	$38,023
Adjustments to net income:
Depreciation and amortization including intangible assets and deferred financing costs	12,782	12,377
Income from equity investments in real estate and the REITs in excess of distributions received	223	(5,942)
Straight-line rent and financing lease adjustments	(1,386)	429
Amortization of deferred revenue	(1,573)	—
Gain on sale of real estate	(660)	(460)
Unrealized (gain) loss on foreign currency transactions and others	(371)	860
Realized (gain) loss on foreign currency transactions and others	(1,188)	143
Allocation of loss to profit-sharing interest	—	(373)
Management income received in shares of affiliates	(52,142)	(17,344)
Gain on conversion of shares	(3,806)	—
Gain on change in control of interests	(27,859)	—
Impairment charges	41	8,137
Stock-based compensation expense	8,628	4,936
Deferred acquisition revenue received	15,462	17,048
Increase in structuring revenue receivable	(9,222)	(9,352)
Increase (decrease) in income taxes, net	16,256	(6,116)
Net changes in other operating assets and liabilities	(11,543)	(6,075)

Net cash provided by operating activities	45,987	36,291

Cash Flows — Investing Activities
Distributions received from equity investments in real estate and the REITs in excess of equity income	14,498	7,762
Capital contributions to equity investments	(2,297)	—
Purchase of interests in CPA®:16 — Global	(121,315)	—
Purchases of real estate and equity investments in real estate	(24,323)	(74,904)
VAT paid in connection with acquisition of real estate	—	(4,222)
Capital expenditures	(1,375)	(1,652)
Cash acquired on acquisition of subsidiaries	57	—
Proceeds from sale of real estate	10,643	9,200
Proceeds from sale of securities	777	—
Funding of short-term loans to affiliates	(94,000)	—
Proceeds from repayment of short-term loans from affiliates	94,000	—
Funds released from escrow	2,030	36,132
Funds placed in escrow	(3,899)	—

Net cash used in investing activities	(125,204)	(27,684)

Cash Flows — Financing Activities
Distributions paid	(40,849)	(52,490)
Contributions from noncontrolling interests	1,459	11,180
Distributions to noncontrolling interests	(2,822)	(1,444)
Purchase of noncontrolling interest	(7,502)	—
Distributions to profit sharing interest	—	(693)
Scheduled payments of mortgage principal	(9,897)	(10,322)
Proceeds from mortgage financing	7,438	6,315
Proceeds from line of credit	231,410	83,250
Prepayments of line of credit	(140,000)	(22,500)
Payment of financing costs	(831)	(301)
Proceeds from issuance of shares	1,018	799
Windfall tax benefit (provision) associated with stock-based compensation awards	872	(159)

Net cash provided by financing activities	40,296	13,635

Change in Cash and Cash Equivalents During the Period
Effect of exchange rate changes on cash	689	(1,243)

Net (decrease) increase in cash and cash equivalents	(38,232)	20,999
Cash and cash equivalents, beginning of period	64,693	18,450

Cash and cash equivalents, end of period	$26,461	$39,449

W. P. CAREY & CO. LLC
Financial Highlights (Unaudited)
(in thousands, except per share amounts)
These financial highlights include non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations — as adjusted (“AFFO”) and adjusted cash flow from operating activities. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures is provided on the following pages.

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
EBITDA (a)
Investment management	$58,912	$19,503	$80,271	$32,029
Real estate ownership	57,673	20,407	77,187	36,593

Total	$116,585	$39,910	$157,458	$68,622

AFFO (a)
Investment management	$48,157	$15,345	$68,807	$24,816
Real estate ownership	24,611	23,575	43,011	42,170

Total	$72,768	$38,920	$111,818	$66,986

EBITDA Per Share (Diluted) (a)
Investment management	$1.46	$0.49	$2.00	$0.81
Real estate ownership	1.44	0.52	1.92	0.92

Total	$2.90	$1.01	$3.92	$1.73

AFFO Per Share (Diluted) (a)
Investment management	$1.20	$0.39	$1.71	$0.63
Real estate ownership	0.61	0.59	1.07	1.06

Total	$1.81	$0.98	$2.78	$1.69

Adjusted Cash Flow From Operating Activities
Adjusted cash flow			$55,917	$48,193

Adjusted cash flow per share (diluted)			$1.39	$1.22

Distributions declared per share			$1.062	$1.010

Payout ratio (distributions per share/adjusted cash flow per share)			76%	83%

(a)	Effective January 1, 2011, we include our equity investments in the REITs in our real estate ownership segment. The equity income (loss) from the REITs that is now included in our real estate ownership segment represents our proportionate share of the revenue less expenses of the properties held by the REITs. This treatment is consistent with that of our directly-owned properties. Results for the three and six months ended June 30, 2010 have been adjusted to reflect this reclassification.

W. P. CAREY & CO. LLC
Reconciliation of Net Income to EBITDA (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Investment Management
Net income from investment management attributable to W. P. Carey members (a)	$31,989	$11,968	$45,166	$19,748
Adjustments:
Provision for income taxes	26,056	6,373	33,436	9,948
Depreciation and amortization	867	1,162	1,669	2,333

EBITDA — investment management	$58,912	$19,503	$80,271	$32,029

EBITDA per share (diluted)	$1.46	$0.49	$2.00	$0.81

Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey members (a)	$47,123	$11,464	$57,289	$18,097
Adjustments:
Interest expense	5,396	3,765	9,836	7,476
Provision for income taxes	(1,296)	378	(1,102)	915
Depreciation and amortization	6,438	4,581	11,073	9,495
Reconciling items attributable to discontinued operations	12	219	91	610

EBITDA — real estate ownership	$57,673	$20,407	$77,187	$36,593

EBITDA per share (diluted)	$1.44	$0.52	$1.92	$0.92

Total Company
EBITDA	$116,585	$39,910	$157,458	$68,622

EBITDA per share (diluted)	$2.90	$1.01	$3.92	$1.73

Diluted weighted average shares outstanding	40,243,548	39,510,231	40,192,418	39,567,583

(a)	Effective January 1, 2011, we include our equity investments in the REITs in our real estate ownership segment. The equity income (loss) from the REITs that is now included in our real estate ownership segment represents our proportionate share of the revenue less expenses of the properties held by the REITs. This treatment is consistent with that of our directly-owned properties. Results for the three and six months ended June 30, 2010 have been adjusted to reflect this reclassification.
Non-GAAP Financial Disclosure
EBITDA as disclosed represents earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP, because it removes the impact of our capital structure and asset base from our operating results and because it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Accordingly, EBITDA should not be considered as an alternative to net income as an indicator of our financial performance. EBITDA may not be comparable to similarly titled measures of other companies. Therefore, we use EBITDA as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

W. P. CAREY & CO. LLC
Reconciliation of Net Income to Funds From Operations — as adjusted (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Investment Management
Net income from investment management attributable to W. P. Carey members (a)	$31,989	$11,968	$45,166	$19,748
Amortization, deferred taxes and other non-cash charges	17,583	3,377	25,056	5,068
AFFO adjustments to earnings from equity investments	(1,415)	—	(1,415)	—

AFFO — investment management	$48,157	$15,345	$68,807	$24,816

AFFO per share (diluted)	$1.20	$0.39	$1.71	$0.63

Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey members (a)	$47,123	$11,464	$57,289	$18,097
Gain on sale of real estate, net	121	(56)	(660)	(460)
Gain on change in control of interests (b)	(27,859)	—	(27,859)	—
Depreciation, amortization and other non-cash charges	3,798	4,605	7,638	10,010
Straight-line and other rent adjustments	(1,020)	99	(1,437)	19
Impairment charges	41	985	41	8,137
AFFO adjustments to earnings from equity investments in real estate and the REITs	2,457	6,692	8,159	6,749
AFFO adjustments to Noncontrolling interests’ share of earnings	(50)	(214)	(160)	(382)

AFFO — real estate ownership	$24,611	$23,575	$43,011	$42,170

AFFO per share (diluted)	$0.61	$0.59	$1.07	$1.06

Total Company
AFFO	$72,768	$38,920	$111,818	$66,986

AFFO per share (diluted)	$1.81	$0.98	$2.78	$1.69

Diluted weighted average shares outstanding	40,243,548	39,510,231	40,192,418	39,567,583

(a)	Effective January 1, 2011, we include our equity investments in the REITs in our real estate ownership segment. The equity income (loss) from the REITs that is now included in our real estate ownership segment represents our proportionate share of the revenue less expenses of the properties held by the REITs. This treatment is consistent with that of our directly-owned properties. Results for the three and six months ended June 30, 2010 have been adjusted to reflect this reclassification.

(b)	Represents gain recognized on purchase of the remaining interests in two ventures from CPA®: 14, which we had previously accounted for under the equity method. In connection with purchasing these properties, we recognized a net gain of $27.1 million during the three and six months ended June 30, 2010 to adjust the carrying value of our existing interests in these ventures to their estimated fair values.
Non-GAAP Financial Disclosure
Funds from operations (FFO) is a non-GAAP financial measure that is commonly used by investors and analysts in evaluating real estate companies. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their operations. FFO or funds from operations — as adjusted (AFFO) should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity but should be used in conjunction with GAAP net income. FFO or AFFO disclosed by other REITs may not be comparable to our AFFO calculation.
NAREIT’s definition of FFO adjusts GAAP net income to exclude depreciation and gains/losses from the sales of properties and adjusts for FFO applicable to unconsolidated partnerships and joint ventures. We calculate AFFO in accordance with this definition and then include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but that have no impact on cash flows, and we therefore use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation. As a result, we believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better understand and measure the performance of our business over time without the potentially distorting impact of these short-term fluctuations.

W. P. CAREY & CO. LLC
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2011	2010
Cash flow from operating activities	$45,987	$36,291
Adjustments:
Distributions received from equity investments in real estate in excess of equity income (a)	12,384	4,004
Distributions paid to noncontrolling interests, net (b)	(63)	(161)
Changes in working capital (c)	21,043	8,059
CPA®:14/16 Merger — revenue net of taxes (d)	(21,268)	—
CPA®:14/16 Merger — taxes on special distribution (c)	(2,166)	—

Adjusted cash flow from operating activities	$55,917	$48,193

Adjusted cash flow per share (diluted)	$1.39	$1.22

Distributions declared per share	$1.062	$1.010

Payout ratio (distributions per share/adjusted cash flow per share)	76%	83%

Diluted weighted average shares outstanding	40,192,418	39,567,583

(a)	We take a substantial portion of our asset management revenue in shares of the CPA® REIT funds. To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of distributions made by ventures that we consolidate in our financial statements.

(c)	Timing differences arising from the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operating activities to record such amounts in the period in which the item was actually recognized.

(d)	Amounts represent termination and disposition revenue, net of a 45% tax provision, earned in connection with the CPA®:14/16 Merger. This revenue is generally earned in connection with events that provide liquidity or alternatives to the CPA® REIT shareholders. In determining cash flow generated from our core operations, we believe it is more appropriate to normalize cash flow for the impact of the net revenue earned in connection with the CPA®:14/16 Merger.
Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities refers to our cash provided by operating activities, as determined in accordance with GAAP, adjusted primarily to reflect timing differences between the period an expense is incurred and paid, to add cash distributions that we receive from our investments in unconsolidated real estate joint ventures in excess of our equity investment in the joint ventures, and to subtract cash distributions that we make to our noncontrolling partners in real estate joint ventures that we consolidate. We hold a number of interests in real estate joint ventures, and we believe that adjusting our GAAP cash provided by operating activities to reflect these actual cash receipts and cash payments may give investors a more accurate picture of our actual cash flow than GAAP cash provided by operating activities alone and that it is a useful supplemental measure for investors to consider. We also believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations, and we use this measure when evaluating distributions to shareholders and as one measure of our operating performance when we determine executive compensation. Adjusted cash flow from operating activities should not be considered as an alternative to cash provided by operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.